UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2007

SHELTER PROPERTIES III

(Exact name of Registrant as specified in its charter)

            South Carolina

  0-10260

  57-0718508

 (State or other jurisdiction

(Commission

     (I.R.S. Employer

   of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Shelter Properties III, a South Carolina Limited Partnership, (the “Registrant”) owns Essex Park Apartments (“Essex Park”), a 323-unit apartment complex located in Columbia, South Carolina and Willowick Apartments (“Willowick”), a 180-unit complex located in Greenville, South Carolina.  On May 23, 2007, the Registrant and nine other partnerships (together the “Selling Partnerships”) that own eleven apartment complexes containing an aggregate of 2,381 units, entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Northview Realty Group, Inc., a Canadian corporation (the “Purchaser”), to sell eleven apartment complexes (together the “Properties” and individually a “Property”) owned by the Selling Partnerships to the Purchaser for a total sales price of $106,100,000, of which $11,900,000  and $6,800,000 represents the sales price for Essex Park and Willowick, respectively. Each of the Selling Partnerships is affiliated with AIMCO Properties, L.P., an affiliate of the corporate general partner of the Registrant.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit.

PURCHASE PRICE.  The total purchase price is $106,100,000, of which $11,900,000 and $6,800,000 represents the sales price for Essex Park and Willowick, subject to certain prorations and adjustments at the closing.  The Purchaser delivered an initial deposit of $1,000,000, of which the Registrant is allocated approximately $112,000 and $64,000 for Essex Park and Willowick, respectively.  Upon termination of the feasibility period, the Purchaser will deliver an additional deposit of $1,000,000, of which the Registrant will be allocated approximately $112,000 and $64,000 for Essex Park and Willowick, respectively.  If the Purchaser fails to notify the Selling Partnerships in writing of its intent to terminate the contract prior to the end of the feasibility period, the two deposits will become non-refundable.

CLOSING.  The expected closing date of the transaction is June 29, 2007. The Selling Partnerships have the right to extend the closing for up to ninety days by delivering three separate written notices to the Purchaser. The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  With respect to Essex Park and Willowick, the Purchaser will pay sales, use, gross receipts, or similar taxes, deed and mortgage recording and filing fees and one half of other closing costs. The Registrant will pay all transfer taxes, recording costs, and one half of other closing costs.

REPRESENTATIONS AND WARRANTIES.  The Selling Partnerships and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS. The risk of loss or damage to Essex Park and Willowick by reason of any insured or uninsured casualty during the period through and including the closing date will be borne by the Registrant. The Registrant must maintain in full force and effect until the closing date all existing insurance coverage on the Properties.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Selling Partnerships.

DEFAULTS AND REMEDIES.  If the Purchaser defaults in its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, then the Purchaser will forfeit its deposits to the Selling Partnerships, and neither Purchaser nor the Selling Partnerships will be obligated to proceed with the purchase and sale of the Properties.  The Selling Partnerships expressly waive the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Selling Partnerships, prior to the closing, default in their representations, warranties, covenants, or obligations then the Purchaser has the option of (i) seeking specific performance of each of the Selling Partnerships’ obligation to deliver the deed for such Selling Partnership’s Property pursuant to the Purchase Agreement or (ii) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $20,000 per Property.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

10 (i) (f)

Purchase and Sale Contract between Shelter Properties III, a South Carolina Limited Partnership, and the affiliated Selling Partnerships and Northview Realty Group, Inc., a Canadian corporation, dated May 23, 2007.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:

Shelter Realty III Corporation

Corporate General Partner

By:

/s/Martha L. Long

Martha L. Long

Senior Vice President

Date:

May 30, 2007